Exhibit 10.16

ALERUS FINANCIAL CORPORATION

STOCK GRANT PLAN FOR NON-EMPLOYEE DIRECTORS

1.                                      Purpose of Plan

This plan shall be known as the “Alerus Financial Corporation Stock Grant Plan For Non-Employee Directors” (the “Plan”). The purpose of the Plan is to promote the interests of Alerus Financial Corporation, a Delaware corporation (the “Company”), by enhancing its ability to attract and retain the services of non-employee directors without cash outlay and by encouraging the accumulation of shares of the common stock, (the “Common Stock”) of the Company by such non-employee directors.

2.                                      Stock Subject to Plan

The stock to be subject to the Plan shall be authorized but unissued shares of Common Stock. Subject to adjustment as provided in Section 4 hereof, the maximum number of shares under this Plan shall be 60,000 shares.

3.                                      Stock Grants.

Effective at the annual meeting of stockholders of the Company held in 2009, each director who is not otherwise an employee of the Company or any subsidiary of the Company (an “Eligible Director”) shall automatically receive, on the date of the annual meeting of stockholders of the Company at which such Eligible Director is elected to serve on the Board of Directors and each annual meeting of stockholders of the Company thereafter a grant of 600 shares of Common Stock provided, however, that no Eligible Director shall be entitled to such shares until, or unless, the issuance thereof complies with applicable securities laws. Such shares shall be fully vested in the director as of the date of the annual meeting and a certificate representing such shares shall be issued and delivered to such director as soon as practicable thereafter.

4.                                      Dilution or Other Adjustments

If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate proportionate adjustments in the shares of Common Stock to be issued under the Plan shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, and the number of shares issued annually under the Plan.

5.                                      Amendment or Discontinuance of Plan

The Plan may be terminated by the Board of Directors at any time.